As filed with the Securities and Exchange Commission on January 26, 2011

Registration No. 333-171199

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WAVE2WAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	4899	113521535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

433 Hackensack Avenue
Hackensack, New Jersey 07601
(201) 968-9797
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron Dobrinsky, Chief Executive Officer
Wave2Wave Communications, Inc.
433 Hackensack Avenue
Hackensack, New Jersey 07601
(201) 968-9797
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000	Gregory Sichenzia, Esq. Sichenzia Ross Friedman Ference, LLP 61 Broadway Avenue, 32nd Floor New York, NY 10006 (212) 930-9700

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Registration Statement on Form S-1 is filed solely for the purpose of amending certain exhibits to the Registration Statement, and amending “Part II—Item 16(a) Exhibits.”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various costs and expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee, the NYSE Amex Listing Fee and the FINRA Filing Fee.

SEC Registration Fee	$7,020.47
NYSE Amex Listing Fee	70,000
FINRA Filing Fee	10,861
Printing and Engraving Fees	600,000
Legal Fees and Expenses	1,100,000
Accounting Fees and Expenses	500,000
Blue Sky Fees and Expenses	—
Miscellaneous	278,982

Total	$2,566,863

Item 14. Indemnification of Directors and Officers.

Our restated certificate of incorporation and restated bylaws to be in effect upon completion of this offering provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our director or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

•	from any breach of the director’s duty of loyalty to us or our stockholders;

•	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; and

•	from any transaction from which the director derived an improper personal benefit.

We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, we expect to enter into indemnification agreements with each of our directors and executive officers prior to completion of the offering.

In any underwriting agreement that we enter into in connection with the sale of common stock registered hereby, the underwriters will agree to indemnify, in certain circumstances, us, our directors, officers and other persons who control us within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, we have sold the following securities that were not registered under the Securities Act. The numbers of shares of common stock and the purchase or exercise price for such shares set forth below reflect a 1-for-2 reverse stock split effected on March 22, 2010 and then a 1-for-4 reverse stock split effected on September 30, 2010.

(a) Issuances of Capital Stock and Warrants

In July 2007, we issued warrants to purchase an aggregate of 378,125 shares of common stock at an exercise price of $0.08 for a ten year term. The warrants were issued in connection with the continuation of certain loans made to us by private investors and for other services rendered.

In October 2007, in connection with the acquisition of RNK, we issued warrants to purchase an aggregate of 564,263 shares of our common stock at an exercise price of $0.08 per share for a ten year term, to the prior owners of RNK, and warrants to purchase 21,908 shares of our common stock at an exercise price of $0.08 per share for a ten year term, to Lee Haskin.

In May 2008, in connection with the extension of the RNK Notes, we issued warrants to purchase an aggregate of 4,375 shares of common stock at an exercise price of $0.08 for a ten year term, to the holders of the RNK Notes.

In May 2008, we issued options to purchase an aggregate of 15,625 shares of common stock at an exercise price of $0.24 per share, to certain employees in consideration of their services. The options have a ten year term, with one-third of the options vesting on each of the three anniversaries of the date of grant.

In June 2008, we issued warrants to purchase an aggregate of 257,138 shares of our common stock at an exercise price of $0.08 per share for a ten year term, in connection with a note payable to GBC Funding LLC.

In August 2008, we issued options to purchase an aggregate of 62,500 shares of common stock at an exercise price of $0.08 per share, to certain employees in consideration of their services. The options are fully vested and have a ten year term.

In August 2008, in connection with the extension of the RNK Notes, we issued warrants to purchase an aggregate of 6,563 shares of common stock at an exercise price of $0.08 for a ten year term, to the holders of the RNK Notes.

In September 2008, in connection with the extension of the RNK Notes, we issued warrants to purchase an aggregate of 4,375 shares of common stock at an exercise price of $0.08 for a ten year term, to the holders of the RNK Notes.

In November 2008, in connection with the extension of the RNK Notes, we issued warrants to purchase an aggregate of 8,750 shares of common stock at an exercise price of $0.08 for a ten year term, to the holders of the RNK Notes.

In March 2009, we issued warrants to purchase an aggregate of 134,173 shares of our common stock at an exercise price of $0.08 per share for a ten year term as an inducement to a short term loan.

In May 2009, we issued options to purchase 6,250 shares of common stock at an exercise price of $1.44 per share, to a certain employee in consideration of his services. The options have a ten year term and are fully vested.

In September 2009, we issued 21,875 shares of common stock to the holders of the RNK Notes in connection with an extension of the RNK Notes.

In October 2009, we issued 5,083 shares of our common stock to M Brothers and 146,443 to Wilmington Trust Company and G. Jeff Mennen, Co-Trustees, under an agreement dated 11/25/70 with George S. Mennen for John Henry Mennen, in connection with the conversion of 151,526 shares of Series A Convertible Preferred Stock.

In November 2009, we issued 310,540 shares of common stock to Mr. Bressman in connection with his employment agreement.

In November 2009, we issued fully vested options to purchase an aggregate of 170,895 shares of common stock at exercise price of $1.44 to Mr. Mann in connection with his employment agreement.

In November 2009, we issued options to purchase an aggregate of 428,028 shares of common stock under our 2009 Employee and Director Equity Incentive Plan, at an exercise price of $1.44 per share for a ten year term, to certain of our employees in consideration of their services. Of such amount, 243,896 shares are fully vested, and of the remaining 184,089 shares, one-third shall vest on each of the three anniversaries of the date of grant.

In December 2009, we issued a warrant to purchase 25,000 shares of common stock at an exercise price of $0.08 per share for a five year term, to a consultant in connection with his consulting services.

In January 2010, we issued a warrant to purchase 2,500 shares of common stock at an exercise price of $17.04 per share for a five year term, to a consultant in connection with his consulting services.

In January 2010, we issued a warrant to purchase 100,000 shares of common stock at an exercise price of $17.04 per share, expiring on October 7, 2013, to Washington Trust Company and G. Jeff Mennen, Co-Trustees, under an agreement dated 11/25/10 with George S. Mennen for John Henry Mennen, in connection with an extension of a loan.

In May 2010, we issued a warrant to purchase 18,750 shares of common stock at an exercise price of the lower of $32.00 per share or $8.00 below the price per share paid in this offering, to David Sarna, in connection with a settlement agreement.

In September 2010, we issued 125,000 restricted shares of common stock to Aaron Dobrinsky in connection with his employment agreement.

On September 21, 2010, we issued an aggregate of 552,637 shares of common stock to RNK Holding Company and 1,021,548 shares of common stock to Wilmington Trust Company and G. Jeff Mennen, Co-Trustees U/A/D November 25, 1970, as amended, per the benefit of John Henry Mennen, in connection with the conversion of a portion of the notes held by such holders.

In December 2010, in connection with the extension of the RNK notes, we issued an aggregate of 75,000 shares of common stock to the holders of the RNK notes.

In January 2011, we issued a warrant to purchase 250,000 shares of common stock at an exercise price of $.001 per share for a five year term to a consultant as compensation for consulting services.

No underwriters were used in the foregoing transactions. The sales of securities described above were deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the shares for investment and not distribution, and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

(b) Certain Grants and Exercises of Stock Options

Pursuant to our 2009 Employee and Director Equity Incentive Plan, we have issued options to purchase an aggregate of 428,028 shares of common stock at an exercise price of $1.44 and pursuant to our 2000 Stock Incentive Plan, we have issued options to purchase an aggregate of 552,615 shares of common stock. Of these options:

•	options to purchase 50,615 shares of common stock have been canceled or forfeited without being exercised;

•	options to purchase 256,047 shares of common stock have been exercised; and

•	options to purchase a total of 656,124 shares of common stock are currently outstanding, at a weighted average exercise price of $0.94 per share.

The sale and issuance of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

See the Exhibit Index on the page immediately following the signature page for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Financial Statement Schedules are omitted because the information is included in our financial statements or notes to those financial statements.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hackensack, New Jersey, on January 26, 2011.

WAVE2WAVE COMMUNICATIONS, INC.

By:	/S/ AARON DOBRINSKY Aaron Dobrinsky Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/S/ AARON DOBRINSKY Aaron Dobrinsky	Chief Executive Officer (principal executive officer)	January 26, 2011
/S/ STEVEN ASMAN Steven Asman	Director	January 26, 2011
/S/ ERIC MANN Eric Mann	Chief Financial Officer (principal financial and accounting officer)	January 26, 2011

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of the Registrant.†
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation.†
3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation.†
3.4	Form of Second Amended and Restated Certificate of Incorporation to become effective upon completion of the offering.†
3.5	Amended and Restated Bylaws of the Registrant.†
3.6	Form of Second Amended and Restated Bylaws to become effective upon completion of this offering.†
4.1	Form of Common Stock Certificate.†
4.2	Form of Common Stock Purchase Warrant.†
4.3	Form of 6% Secured Promissory Note issued on September 21, 2010.†
4.4	Senior Secured Term Note in the amount of $7,548,000 issued to Victory Park Credit Opportunities, L.P., dated September 8, 2009.†
4.5	Senior Secured Term Note in the amount of $1,752,000 issued to Victory Park Special Situations, L.P., dated September 8, 2009.†
4.6

Amended and Restated Term Note in the amount of $20,430,958.50 issued to Wilmington Trust Company and George Mennen, co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen, dated September 21, 2010.†

4.7	Form of Underwriter Warrant.
4.8	Form of Warrant Agreement and Warrant Certificate.†
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of securities being registered.
10.1	Employment Agreement, by and between the Registrant and Andrew Bressman, dated as of June 12, 2009.†
10.2	First Amendment to Employment Agreement, by and between the Registrant and Andrew Bressman, dated as of November 20, 2009.†
10.3	Separation Agreement, by and between the Registrant and Andrew Bressman, dated as of May 6, 2010.†
10.4	Employment Agreement, by and between the Registrant and Eric Mann, dated as of June 12, 2009.†
10.5	First Amendment to Employment Agreement, by and between the Registrant and Eric Mann, dated as of November 20, 2009.†
10.6	Second Amendment to Employment Agreement, by and between the Registrant and Eric Mann, dated as of January 12, 2010.†
10.7	Employment Agreement, by and among the Registrant, RNK, Inc. and Richard N. Koch, dated as of October 12, 2007.†
10.8	First Amendment to Employment Agreement, by and among the Registrant, RNK, Inc. and Richard N. Koch, effective as of December 31, 2009.†
10.9	[Intentionally Omitted]
10.10	Financing Agreement, by and among the Registrant, its subsidiaries and Victory Park Management, LLC, dated as of September 8, 2009.†
10.11

Loan and Security Agreement, by and among the Registrant, Wilmington Trust Company and George Jeff Mennen, Co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen and Greystone Business Credit II, LLC (as assignee from Greystone Funding Corporation) dated as of October 12, 2007.†

10.12

First Amendment to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, LLC, dated as of November 2, 2007.†

Exhibit Number	Description of Exhibit
10.13

Waiver, Consent and Amendment No. 2 to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, LLC, dated as of January 25, 2008.†

10.14

Waiver and Amendment No. 3 to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, L.L.C., dated as of September 19, 2008.†

10.15

Waiver and Amendment No. 4 to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, L.L.C., dated as of October 10, 2008.†

10.16

Waiver and Amendment No. 5 to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, L.L.C., dated March 18, 2009.†

10.17

Amendment No. 6 to Loan and Security Agreement, by and between the Registrant and Greystone Funding Corporation, successor in interest to Greystone Business Credit II, L.L.C., dated as of May 31, 2009.†

10.18

Waiver and Amendment No. 7 to Loan and Security Agreement, by and between the Registrant and Wilmington Trust Company and George Jeff Mennen, Co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen, dated as of September 8, 2009.†

10.19

Amendment No. 8 to Loan and Security Agreement, by and between the Registrant and Wilmington Trust Company and George Jeff Mennen, Co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen, dated as of January 5, 2010.†

10.20

Amendment No. 9 to Loan and Security Agreement, by and between the Registrant and Wilmington Trust Company and George Jeff Mennen, Co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen, dated as of January 27, 2010.†

10.21	[Intentionally Omitted]
10.22	[Intentionally Omitted]
10.23	Interconnection and Traffic Exchange Agreement, by and among Sprint Spectrum L.P., Nextel Operations, Inc., Sprint Communications Company, L.P. and RNK, Inc., dated as of November 10, 2008.#†
10.24	Lease Agreement, by and between the Registrant and Continental Investors, L.P., dated as of February 17, 2000.†
10.25	First Amendment to Lease, by and between the Registrant and Stellar Continental, LLC, dated as of August 9, 2000.†
10.26	Second Amendment to Lease, by and between the Registrant and MSNW Continental Associates, LLC, dated as of September 5, 2006.†
10.27	Lease, by and between RNK, Inc. and 175 Great Road, L.L.C., dated as of November 8, 2000.†
10.28	Amendment to November 8, 2000 Lease, by and between RNK, Inc. and Bedford 175 Great Road, L.L.C., dated as of November 29, 2005.†
10.29	Lease, by and between RNK, Inc. and Wells Avenue Senior Holdings, LLC, dated as of May 8, 2000.†
10.30	First Amendment, by and between RNK, Inc. and RP/Saracen Properties, LLC, dated as of November 11, 2004.†
10.31	Second Amendment, by and between RNK, Inc. and RP/Saracen Properties, LLC, dated as of November 18, 2005.†
10.32	Third Amendment, by and between RNK, Inc. and RP/Saracen Properties, LLC, dated as of February 3, 2006.†
10.33	Fourth Amendment, by and between RNK, Inc. and NS Norfolk Acquisition, LLC (successor in interest to RP/Saracen Properties, LLC) dated as of December 17, 2009.†

Exhibit Number	Description of Exhibit
10.34	Interconnection Agreement, by and between MCImetro Access Transmission Services, L.L.C. and Bellsouth Telecommunications, Inc., dated as of May 12, 2007.†
10.35	Terms and Conditions, by and between RNK, Inc. and Metcom, Inc., dated as of September 5, 2002.†
10.36	[Intentionally Omitted]
10.37	[Intentionally Omitted]
10.38	[Intentionally Omitted]
10.39	Agreement, by and between Excel Telecommunications, Inc. d/b/a Excel and Verizon Maryland Inc., f/k/a Bell Atlantic-Maryland, Inc. for the State of Maryland, dated on or about December 18, 2002.†
10.40	Adoption Agreement, by and between RNK, Inc. and Verizon Maryland Inc., f/k/a Bell Atlantic-Maryland, Inc. for the State of Maryland, dated as of March 26, 2007.†
10.41

Interconnection Agreement, by and between AT&T Broadband Phone of Massachusetts, LLC and Verizon New England Inc., d/b/a Verizon Massachusetts f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts, dated as of June 26, 2001, as adopted by RNK, Inc.†

10.42

Amendment No. 1 to Interconnection Agreement, by and between RNK, Inc. and Verizon New England Inc., d/b/a Verizon Massachusetts f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts, dated as of December 20, 2004.†

10.43

Amendment No. 2 to Interconnection Agreement, by and between RNK, Inc. and Verizon New England Inc., d/b/a Verizon Massachusetts f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic - Massachusetts, dated as of July 14, 2005.†

10.44

Partial Adoption Agreement, by and between RNK, Inc. and Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of August 17, 2001.†

10.45	Interconnection Agreement, by and between Level 3 Communications, LLC and Verizon New England Inc. d/b/a Verizon Rhode Island, dated as of November 1, 2000, as adopted by RNK, Inc.†
10.46

Interconnection Agreement by and between New England Telephone and Telegraph Company d/b/a Bell Atlantic—Rhode Island and Cox Communications, d/b/a Cox Rhode Island Telecomm II, dated as of February 4, 1999, as adopted by RNK, Inc.†

10.47

Amendment No. 1 Regarding Unbundled Network Elements, by and between RNK, Inc. and Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of August 30, 2001.†

10.48

Amendment No. 2 to Interconnection Agreement, by and between RNK, Inc. and Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of December 20, 2004.†

10.49

Partial Adoption Agreement, by and between RNK, Inc. and Fairpoint Communications, f/k/a Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of August 27, 2001.†

10.50

Interconnection Agreement, by and between New England Telephone and Telegraph Company d/b/a Bell Atlantic—Rhode Island and Cox Communications, d/b/a Cox Rhode Island Telecomm II, dated as of February 4, 1999, as adopted by RNK, Inc.†

10.51

Interconnection Agreement, by and between Level 3 Communications, LLC and Fairpoint Communications, f/k/a Verizon New England Inc. d/b/a Verizon Rhode Island, dated as of November 1, 2000, as adopted by RNK, Inc.†

10.52

Amendment No. 1 Regarding Unbundled Network Elements, by and between RNK, Inc. and Fairpoint Communications, Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of August 30, 2001 (for services provided in the State of New Hampshire).†

Exhibit Number	Description of Exhibit
10.53

Amendment No. 2 Regarding Reciprocal Compensation, by and between RNK, Inc. and Fairpoint Communications, f/k/a Verizon New England Inc., d/b/a Verizon Rhode Island, f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—Rhode Island, dated as of August 30, 2001.†

10.54

Amendment No. 3 to Interconnection Agreement, by and between RNK, Inc. and Fairpoint Communications, f/k/a Verizon New England Inc., d/b/a Verizon Massachusetts f/k/a New England Telephone and Telegraph Company, d/b/a Bell Atlantic—New Hampsire, dated as of December 20, 2004.†

10.55	Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated as of May 15, 1998, as adopted by RNK.†
10.56	Second Amendment to the Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated on or about June 27, 2000.†
10.57	Amendment No. 3 to the Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated as of March 5, 2001.†
10.58	Amendment No. 4 to the Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated as of April 11, 2001.†
10.59	Amendment No. 5 to the Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated as of November 1, 2003.†
10.60	Amendment No. 6 to the Interconnection Agreement, by and between Sprint Communications Company, L.P. and Verizon New Jersey Inc., dated as of July 1, 2004.†
10.61	Adoption Agreement, by and between Verizon New Jersey Inc. and RNK, Inc., dated as of August 29, 2005.†
10.62	Amendment No. 1 to the Interconnection Agreement, by and between Verizon New Jersey Inc. and RNK, Inc., dated as of March 27, 2006.†
10.63

Interconnection Agreement under Sections 251 and 252 of the Telecommunications Act of 1996, by and between Teleport Communications Group, Inc. and Verizon New York Inc., dated as of June 24, 2002, as adopted by RNK, Inc.†

10.64	Amendment to the Interconnection Agreement between Verizon New York and RNK, Inc., dated as of December 20, 2004.†
10.65	Interconnection Agreement, by and between D&E Systems, Inc. and Verizon Pennsylvania Inc., dated as of September 1, 2001, as adopted by RNK Pennsylvania, Inc.†
10.66	Amendment No. 1 to Interconnection Agreement, by and between D&E Systems, Inc. and Verizon Pennsylvania Inc., dated as of June 13, 2003.†
10.67	Adoption Agreement, by and between RNK Pennsylvania, Inc. and Verizon Pennsylvania Inc., dated as of May 1, 2007.†
10.68	Amendment No. 1 to the Interconnection Agreement, by and between RNK Pennsylvania, Inc. and Verizon Pennsylvania Inc., dated as of November 5, 2007.†
10.69	Interconnection Agreement, by and between Verizon Virginia., f/k/a Bell Atlantic—Virginia, Inc. and 1-800-RECONEX, Inc., dated as of April 23, 2001, as adopted by RNK VA, LLC.†
10.70	Amendment No. 1 to Interconnection Agreement, by and between Verizon Virginia., f/k/a Bell Atlantic—Virginia, Inc. and 1-800-RECONEX, Inc., dated as of June 14, 2001.†
10.71	Adoption Agreement, by and between RNK VA, LLC and Verizon Virginia, Inc., dated as of November 27, 2007.†
10.72	Interconnection Agreement, by and between NUI Telecom, Inc. and Verizon Washington DC Inc., dated as of September 20, 2002, as adopted by RNK, Inc.†
10.73	Adoption Agreement, by and between RNK, Inc. and Verizon Washington DC Inc., dated as of April 10, 2007.†
10.74	Wireless Traffic Exchange Agreement, by and between RNK, Inc. and Cellco Partnership d/b/a Verizon Wireless, dated as of November 1, 2007.#†
10.75	2000 Stock Incentive Plan.†

Exhibit Number	Description of Exhibit
10.76	Form of Stock Option Agreement under 2000 Stock Incentive Plan.†
10.77	2009 Employee and Director Equity Incentive Plan.†
10.78	Form of Private Company Stock Option Agreement under 2009 Employee and Director Incentive Plan.†
10.79	Form of Public Company Stock Option Agreement under 2009 Employee and Director Equity Incentive Plan.†
10.80

Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC, Victory Park Special Situations Master Fund, Ltd. and Victory Park Credit Opportunities Master Fund, Ltd., dated as of March 22, 2010.†

10.81

First Amendment to the Interconnection and Traffic Exchange Agreement, by and among Sprint Spectrum L.P., Nextel Operations, Inc., Sprint Communications Company, L.P. and RNK, Inc., dated as of March 30, 2010.#†

10.82

Second Forbearance Agreement and Amendment to Financing Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC, Victory Park Special Situations Master Fund, Ltd. and Victory Park Credit Opportunities Master Fund, Ltd., dated as of April 16, 2010.†

10.83	Third Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated as of May 11, 2010.†
10.84	Fourth Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated as of May 21, 2010.†
10.85	Fifth Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated as of July 1, 2010.†
10.86

Sixth Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated as of September 21, 2010.†

10.87	Executive Employment Agreement, by and between the Registrant and Aaron Dobrinksy, dated as of September 21, 2010.†
10.88	Second Amendment to Employment Agreement, by and among the Registrant, RNK, Inc. and Richard N. Koch, dated as of June 30, 2010.†
10.89

Note Exchange and Modification Agreement, by and among the Registrant, The Wilmington Trust Company and George Jeff Mennen as Co-Trustees U/A/D November 25, 1970, as amended for the benefit of John Henry Mennen, and each of the Registrant’s subsidiaries set forth therein, dated as of September 21, 2010.†

10.90

Note Exchange and Modification Agreement, by and among the Registrant, RNK Holding Company, Hanover Leasing, LLC, Doug Denny-Brown, Neal Hart, Glenn Pokraka, John Skinner, Fred Wemyss and each of the Registrant’s subsidiaries set forth therein, dated as of September 21, 2010.†

10.91	Consent by and among the Registrant, RNK Holding Company, Hanover Leasing, LLC, Doug Denny-Brown, Neal Hart, Glenn Pokraka, John Skinner and Fred Wemyss, dated as of November 10, 2010.†
10.92	Amendment to Separation Agreement, by and between the Registrant and Andrew Bressman, dated as of December 13, 2010.†
10.93

Seventh Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated as of December 13, 2010.†

Exhibit Number	Description of Exhibit
10.94

Consent Agreement and Note Modification by and among the Registrant, RNK Holding Company, Hanover Leasing, LLC, Doug Denny-Brown, Neal Hart, Glenn Pokraka, John Skinner and Fred Wemyss dated as of December 14, 2010.†

10.95	2nd Amendment to Separation Agreement, by and between the Registrant and Andrew Bressman, dated as of January 7, 2011.†
10.96

Amendment to Consent Agreement and Note Modification by and among the Registrant, RNK Holding Company, Hanover Leasing, LLC, Doug Denny-Brown, Neal Hart, Glenn Pokraka, John Skinner and Fred Wemyss dated as of January 11, 2011.†

10.97

Amendment to Seventh Forbearance Agreement, by and among the Registrant, each of its subsidiaries, Victory Park Management, LLC and Victory Park Credit Opportunities Master Fund, Ltd., dated January 11, 2011.†

21.1	List of subsidiaries of the Registrant.†
23.1	Consent of RBSM LLP.†
23.2	Consent of Fiondella Milone & LaSaracina, LLP.†
23.3	[Intentionally Omitted]
23.4	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
24.1	Powers of Attorney.†
99.1	[Intentionally Omitted]
99.2	Consent of Director Nominee, G. Jeff Mennen.†
99.3	[Intentionally Omitted]
99.4	Consent of Director Nominee, Joel Blank.†
99.5	Consent of Director Nominee, P. Bruce Merrell.†
99.6	Consent of Director Nominee, Robert P. Heller.†
99.7	Consent of Aaron Dobrinsky.†

#	Confidential treatment has been requested for portions of this exhibit.

†	Previously filed.